Exhibit 10.2

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”) dated as of May 2, 2017, by and among Affinitas GMBH, a German limited company (“Parent”), Blitz 17-655 SE a European stock corporation (Societas Europaea, SE) with corporate seat in Germany (“New Parent”) and Chardonnay Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of New Parent (“Merger Sub”), on the one hand, and the stockholders listed on the signature pages hereto (collectively, the “Stockholders” and each a “Stockholder”), on the other hand.

WHEREAS, the Stockholders are stockholders of Spark Networks, Inc., a Delaware corporation (the “Company”);

WHEREAS, as of the date hereof, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) set forth opposite such Stockholder’s name on Schedule A hereto under the column “Number of Shares of Common Stock Owned” (the “Original Shares”);

WHEREAS, the “Subject Securities” as used in this Agreement shall mean the Original Shares and any securities convertible into shares of capital stock of the Company collectively with any additional shares of capital stock of the Company that become beneficially owned by such Stockholder after the date of this Agreement;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, New Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), providing for, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of New Parent in such merger (the “Merger”);

WHEREAS, in order to induce Parent, New Parent and Merger Sub to enter into the Merger Agreement, the Stockholders have each agreed to enter into this Agreement and abide by the covenants and obligations with respect to the Subject Securities set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Article I
AGREEMENT TO vote

Section 1.1   Voting of Subject Securities; Irrevocable Proxy.

(a)   Each Stockholder agrees, severally but not jointly, to vote (or cause the holder of record of the Subject Securities on any applicable record date to vote), prior to the Expiration Date (as defined below), in person or by proxy, all Subject Securities in connection with any meeting of the stockholders of the Company (including any adjournment or postponement thereof) or any action by written consent in lieu of a meeting of stockholders of the Company (i) in favor of the approval of the Merger Agreement and the approval of any other matter that is required to be approved by the stockholders of the Company in order to effect the transactions contemplated by the Merger Agreement (including any proposal to adjourn or postpone a meeting of the stockholders of the Company to a later date if there are not sufficient votes to approve the Merger Agreement on the date on which the meeting is held); and (ii) against (A) any Chardonnay Acquisition Proposal or any agreement or arrangement constituting or related to a Chardonnay Acquisition Proposal; or (B) any action, proposal, transaction or agreement involving the Company or any of its subsidiaries that would reasonably be expected to prevent, interfere with or delay the consummation of Merger and the other transactions contemplated by the Merger Agreement, and in connection therewith, such Stockholder agrees to execute any documents that are reasonably necessary or appropriate in order to effectuate the foregoing; provided, that, the foregoing applies, in the case of a Stockholder (or an appointee or designee of a Stockholder) who is also a member of the Board of Directors of the Company, solely to such Stockholder (or an appointee or designee of a Stockholder) in his or her capacity as a stockholder of the Company and nothing herein shall prevent such director from discharging his or her duties as a director serving on the Company’s Board of Directors in accordance with the terms of the Merger Agreement.  Such Stockholder shall (or shall cause the holder of record of any Subject Securities on any applicable record date to) be present (in person or by proxy) at any meeting of stockholders of the Company (including any adjournment or postponement thereof) called to approve the Merger Agreement or otherwise cause the Subject Securities to be counted as present thereat for purposes of establishing a quorum.  For the avoidance of doubt, no Stockholder shall (i) be liable or responsible hereunder for any action taken or vote made by a member of the Company’s Board of Directors in such member’s capacity as a director and/or (ii) be required to remove its nominee from the Company’s Board of Directors or direct such nominee to vote or refrain from voting on any matter before the Company’s Board of Directors in any manner.

(b)   In furtherance of the foregoing, each Stockholder hereby irrevocably grants to, and appoints, until the termination of this Agreement in accordance with Section 2.1, Parent and New Parent, each of Parent’s and New Parent’s officers and any person or persons designated in writing by Parent or New Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Stockholder, to vote or grant a written consent in respect of all of such Stockholder’s Subject Securities, or execute and deliver a proxy to vote or grant a written consent in respect of such Subject Securities, on the matters and in the manner specified in Section 1.1(a), provided that each Stockholder’s grant of the proxy contemplated by this Section 1.1(b) shall be effective if, and only if, the Company has not received prior to the date of the meeting at which any of the matters described in Section 1.1(a) are to be considered, a duly executed irrevocable proxy card of such Stockholder directing that the Subject Securities of such Stockholder be voted in the manner required by Section 1.1(a); provided, further, that, such proxy shall not apply with respect to any vote on the Merger Agreement if the Merger Agreement is modified so as to (i) reduce the amount of consideration, (ii) materially change the form of consideration to be received by the Stockholders or (iii) alter the tax consequences of the receipt of the Merger Consideration under the Merger Agreement.  Each Stockholder hereby affirms that such irrevocable proxy is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, New Parent, Merger Sub and the Company, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement.  Each Stockholder hereby further affirms that such proxy is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked.  Such proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law (“DGCL”) until the termination of this Agreement in accordance with Section 2.1.  Each Stockholder shall execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contemplated herein.  Each Stockholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Subject Securities.  Parent and

New Parent may terminate this proxy with respect to any Stockholder at any time at its sole election by written notice provided to such Stockholder.

Section 1.2   No Transfers; No Inconsistent Arrangements.  Except as provided hereunder, each Stockholder agrees, severally but not jointly, not to, directly or indirectly, (i) transfer (which term shall include any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to, agree to or permit any such transfer of, any or all of the Subject Securities or any interest therein (except for transfers (A) to affiliates (provided that such affiliate shall be bound by the terms of this Agreement), (B) for estate or tax planning purposes, or (C) for charitable purposes or as charitable gifts or donations where the transferee or third party agrees in writing to be bound by the terms hereof), or create or permit to exist any liens, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a Stockholder in respect of the Subject Securities (collectively, “Encumbrances”) that would prevent such Stockholder from voting the Subject Securities in accordance with this Agreement or from complying with its other obligations under this Agreement, other than any restrictions imposed by applicable law on any Subject Securities; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any transfer of Subject Securities or any interest therein in violation of this Agreement; (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Securities relating to the subject matter hereof; (iv) deposit or permit the deposit of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Securities, except as contemplated by the Merger Agreement; or (v) take or permit any other action that would reasonably be expected to in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby (any of the actions set forth in clauses (i) through (v) above, and any conversion, exchange or other disposition of the Subject Securities, including in a transaction related to a Chardonnay Acquisition Proposal, being referred to in this Agreement as a “Transfer”).  Any action taken in violation of the foregoing sentence shall be null and void ab initio.  To the extent a Stockholder’s Subject Securities are represented by certificates, such Stockholder shall make available to the Company such certificates in order for the Company to mark such certificates with legends required by the DGCL regarding the foregoing Transfer restrictions.  If any involuntary Transfer of any of the Subject Securities shall occur, the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.  Notwithstanding anything to the contrary in this Agreement, 402 Capital, LLC shall have the right to transfer or sell 1,000,000 Subject Securities effective on or after December 31, 2017.

Section 1.3   Non-Solicitation.  Without limitation to Section 4.7 of the Merger Agreement, each Stockholder agrees, severally but not jointly, to, and to direct and cause its Representatives to, immediately cease any discussions or negotiations with any persons that may be ongoing with respect to a Chardonnay Acquisition Proposal and, until the Expiration Date, not, directly or indirectly: (i) initiate, solicit, seek or knowingly facilitate or encourage any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, a Chardonnay Acquisition Proposal, (ii) engage or participate in any discussions or negotiations regarding, or furnish any nonpublic information to any Person in connection with or for the purpose of encouraging or facilitating, any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, a Chardonnay Acquisition Proposal, or (iii) enter into any letter of intent, commitment, agreement in principle or other similar type of agreement providing for a Chardonnay Acquisition Proposal (whether written or oral, binding or nonbinding), or resolve, propose, recommend or agree to do any of the foregoing; provided, that, nothing in this Section 1.3 shall prevent a Stockholder (or an appointee or designee of a Stockholder) that is a director of the Company, solely in such Stockholder’s capacity as a director of the Company, from engaging in any activity permitted for a director under the Merger Agreement and no Stockholder shall have any liability or responsibility hereunder for any such actions by a director of the Company.

Section 1.4   Capacity.  Each Stockholder (or an appointee or designee of a Stockholder) is signing this Agreement solely in its capacity as a stockholder of the Company, and nothing contained herein shall in any way limit or affect any actions taken by any Stockholder (or an appointee or designee of a Stockholder) in its capacity as a director or officer of the Company.  Nothing in this Section 1.4 shall be construed to limit the obligations and agreements of the Company under the Merger Agreement.

Section 1.5   Documentation and Information.  Each Stockholder (i) consents to and authorizes the publication and disclosure by Parent, New Parent, Merger Sub or the Company of such Stockholder’s identity and holding of Subject Securities, and the nature of its commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and any transactions contemplated by the Merger Agreement, and (ii) agrees to give to Parent and New Parent as promptly as practicable any information related to the foregoing that Parent and New Parent may reasonably require for the preparation of any such disclosure documents.  Each Stockholder agrees to notify Parent and New Parent as promptly as practicable of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

Section 1.6   Changes to Subject Securities.  Each Stockholder agrees, severally but not jointly. that all shares of the Common Stock or other capital stock of the Company entitled to vote on the Merger Agreement and Merger, that such Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement, including shares issued upon the exercise of the Chardonnay Restricted Stock Units or Chardonnay Stock Options, shall be subject to the terms of this Agreement and shall constitute “Subject Securities” for all purposes of this Agreement.  In the event of any share dividend or distribution, or any change to the Subject Securities by reason of any share dividend or distribution, split-up, recapitalization, combination, exchange of shares or any other similar transaction, the term “Subject Securities” as used in this Agreement shall be deemed to refer to and include the Subject Securities and all such share dividends and distributions and any securities into which or for which any or all of the Subject Securities may be changed or exchanged or which are received in the relevant transaction.  Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent and New Parent promptly in writing of the number and description of any additional Subject Securities of which such Stockholder acquires beneficial ownership or ownership of record.

Section 1.7   Stockholder Representations and Warranties.  Each Stockholder represents and warrants to Parent, New Parent and Merger Sub, severally but not jointly, as follows:

(a)Such Stockholder (i) is the sole record owner of, and has, and at the time of the Chardonnay Stockholder Meeting will have, good title to, such Stockholder’s Subject Securities, free and clear of any and all Encumbrances except for Encumbrances arising (A) hereunder,(B) pursuant to the Merger Agreement, or (C) from any restrictions on transfer imposed by applicable federal or state securities laws; (ii) does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Subject Securities and shares underlying the Chardonnay Restricted Stock Units or the Chardonnay Stock Options; and (iii) has the sole right to vote and dispose of, and holds sole power to issue instructions with respect to, the matters set forth in this Agreement with no material limitations, qualifications or other restrictions on such rights, subject to applicable federal or state securities laws and the terms of this Agreement.  As of the date hereof, such Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the Subject Securities set forth opposite such Stockholder’s name on Schedule A hereto, and does not own any other shares of capital stock of the Company; provided, however, that in the case of PEAK6 Investments, L.P., no such representation or warranty is made as it relates to Subject Securities held by Osmium Partners, LLC.

(b)   This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of each of Parent, New Parent and Merger Sub, constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(c)   The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, or result in the breach or termination of or constitute a default (with or without the giving of notice or the lapse of time or both) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation of any kind to which such Stockholder is a party or by which the Subject Securities are bound; or

(ii) violate, or require any consent, approval, or notice under any provision of any judgment, order or decree or other legal requirement applicable to such Stockholder or any of the Subject Securities.

(d)   The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any reports (or amendments thereto) with the SEC.

(e)   Such Stockholder understands and acknowledges that each of the parties to the Merger Agreement are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations, warranties and covenants of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

Section 1.8   Parent and New Parent Representations and Warranties.  Each of Parent and New Parent represents and warrants to the Stockholders, severally but not jointly, that this Agreement has been duly and validly executed and delivered by Parent or New Parent, as applicable, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders, constitutes a legal, valid and binding agreement of Parent and New Parent enforceable against Parent and New Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

Section 1.9   Non-Survival of Representations and Warranties.  The representations and warranties and covenants of the Stockholders contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

Article II
MISCELLANEOUS

Section 2.1   Termination.  This Agreement shall terminate in its entirety upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms; (ii) the Effective Time (the “Expiration Date”); and (iii) an amendment, waiver or modification to the Merger Agreement or the agreements ancillary thereto that modifies any term in a manner that is materially adverse to the Stockholder, including the Exchange Ratio.  The provisions of this Article II (Miscellaneous) shall survive any termination of this Agreement.  In the event of termination of this Agreement, this Agreement shall, subject to the immediately preceding sentence, become void and of no effect with no liability on the part of any party hereto; provided, however, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement occurring prior to such termination.

Section 2.2   Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile or e-mail transmission, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)if to any Stockholder, to the address set forth opposite such Stockholder’s name on Schedule A hereto;

and

(ii)if to Parent, New Parent or Merger Sub, in accordance with Section 10.8 of the Merger Agreement, or to such other persons, addresses or facsimile numbers as may be designated in writing to each other party hereto by the person entitled to receive such communication as provided above.

Section 2.3   Amendments; Waivers; Extensions.

(a)   This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b)   At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed by a duly authorized officer on behalf of such party.  The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.  No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

Section 2.4   Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement or the Merger Agreement are consummated.

Section 2.5   Binding Effect; Benefit; Assignment.  Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that the Agreement may be assigned by Parent, New Parent or Merger Sub to an Affiliate of such party; provided that the party making such assignment shall not be released from its obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 2.6   Governing Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction.

Section 2.7   Counterparts.  This Agreement may be executed in counterparts (including by electronic means), each of which shall be considered one and the same agreement and this Agreement shall become effective when a counterpart signed by each party shall be delivered to the other party, it being understood that both parties need not sign the same counterpart.  Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

Section 2.8   Venue; Waiver of Jury Trial.

(a)   This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws.

(b)   In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties:  (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 2.8(b), (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 2.8(b).  Each Party further agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdiction by suit on the judgment or in any other manner provided by Law.

Section 2.9   Entire Agreement; Third Party Beneficiaries.  This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to, and does not, confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

Section 2.10   Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 2.11   Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached.  It is accordingly agreed that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breach party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (on behalf of themselves and the third-party beneficiaries of this Agreement) (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction, restraining such breach or threatened breach.  No party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 2.11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 2.12   Descriptive Headings.  The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 2.13   Interpretation.  The parties have participated jointly in the negotiation and drafting of this Agreement.  Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.  When a reference is made in this Agreement to an Article, Section, Annex or Exhibit, such reference shall be to an Article or Section of, or an Annex or Exhibit to, this Agreement, unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any statute defined or referred to herein or any agreement or instrument that is referred to herein means such statute, agreement or instrument as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes.  References to a person are also to its permitted successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

AFFINITAS GMBH

By:	/s/ Jeronimo F. Folgueira
Name:	Jeronimo Folgueira
Title:	Managing Director

By:	/s/ Michael Schrezenmaier
Name:	Michael Schrezenmaier
Title:	Managing Director

CHARDONNAY MERGER SUB, INC.

By:	/s/ Michael Schrezenmaier
Name:	Michael Schrezenmaier
Title:	Managing Director

BLITZ 17-655 SE

By:	/s/ Michael Schrezenmaier
Name:	Michael Schrezenmaier
Title:	Chief Executive Officer

Michael J. McConnell

By: /s/ Michael J. McConnell
Name: Michael J. McConnell
Title:

Michael B. Brodsky

By: /s/ Michael B. Brodsky
Name: Michael B. Brodsky
Title:

John H. Lewis

By: /s/ John H. Lewis
Name: John H. Lewis
Title:

Osmium Partners, LLC

By: /s/ John H. Lewis
Name: John H. Lewis
Title:  Managing Member

Daniel M. Rosenthal

By: /s/ Daniel M. Rosenthal
Name: Daniel M. Rosenthal
Title:

402 Capital, LLC

By: /s/ Ian V. Jacobs
Name: Ian V. Jacobs
Title:  Managing Member

Bradley J. Goldberg

By: /s/ Bradley J. Goldberg
Name: Bradley J. Goldberg
Title:

Ian V. Jacobs

By: /s/ Ian V. Jacobs
Name: Ian V. Jacobs
Title:

PEAK6 Investments, L.P.

By: /s/ Matt Hulsizer
Name: Matt Hulsizer
Title:  Manager of the General Partner

Walter L. Turek

By: /s/ Walter L. Turek
Name: Walter L. Turek
Title:

Robert W. O’Hare

By: /s/ Robert W. O’Hare
Name: Robert W. O’Hare
Title:

schedule a

Name of Stockholder	Address	Number of Shares of Common Stock Owned
PEAK6 Investments, L.P	141 West Jackson Boulevard Suite 500 Chicago, IL 60604-3108	5,000,000
Osmium Partners, LLC	300 Drakes Landing Road Suite 172 Greenbrae, CA 94904-3124	3,626,358
402 Capital, LLC	5015 Underwood Avenue Omaha, NE 68132-2206	1,648,788
Michael J. McConnell	2031 Tondolea Ln, La Canada, CA 91011	174,155
Michael B. Brodsky	3410 Turner Ln, Chevy Chase, MD 20815	44,208
Brad Goldberg	2344 Shoreland Dr S, Seattle, WA 98144	50,371
Ian V. Jacobs	710 JE George Blvd, Omaha, NE 68132	72,733
John H. Lewis	610 Oak Ave, San Anselmo, CA 9496	100,106
Daniel M. Rosenthal	8952 St Ives Drive, Los Angeles, CA 90069	10,000
Walter L. Turek	220 Fifth Avenue South, Naples, FL 34201	158,376
Robert W. O’Hare	931 10th Street, Unit B, Santa Monica, CA 90403	19,000